UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2020

WATER NOW, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55825	81-1419236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 South Freeway, Suite 110 Fort Worth Texas	76115
(Address of principal executive offices)	(Zip Code)

(817) 900-9184

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2020, Water Now, Inc. (the “Company”) entered into a new employment agreement with its Chief Executive Officer, David G. King. The employment agreement provides for a term expiring on March 31, 2023, unless earlier terminated pursuant to the terms of the employment agreement. For the period commencing on April 9, 2020 and ending March 31, 2021, the employment agreement provides for an annual base salary of $240,000 and the issuance of 2,000,000 shares of the Company’s restricted common stock, no par value, to Mr. King; provided, however, that the issuance of such shares to Mr. King is contingent upon the issuance not being in contravention of any prior existing understanding, agreement or other arrangement of the Company. As of the date of this report, the 2,000,000 shares have not been issued to Mr. King. For the period commencing on April 1, 2021 and ending March 31, 2023, the employment agreement provides for an annual base salary of either (i) $240,000, or (ii) two and 50/100 percent (2.50%) of the gross revenues of Water Now during the fiscal year ending December of the prior year, whichever amount is greater.

If Mr. King’s employment is terminated prior to the end of the term (i) by the Company without Cause, (ii) by Mr. King for Good Reason, or (iii) by reason of Mr. King’s death or disability (as defined in the employment agreement), the employment agreement provides that the Company is required to pay a lump sum amount, in cash, equal to $240,000.00, plus certain additional benefits to which Mr. King is entitled or which have become vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which Mr. King is a participant as of the date of termination.

The foregoing descriptions do not purport to describe all of the terms and provisions of the employment agreement, and are qualified in their entirety by reference to the full text of the employment agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used above have the meanings given to them in the employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 9, 2020, by and between Water Now, Inc. and David G. King

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2020	WATER NOW, INC.

	By:	/s/ David King
	Name:	David King
	Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated April 9, 2020, by and between Water Now, Inc. and David G. King